Exhibit 99.2

AECOM Announces Cash Tender Offer For Any and All 5.125% Senior Notes due 2027

DALLAS—(BUSINESS WIRE)—(July 15, 2025) — AECOM (NYSE: ACM) today announced that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its $997,293,000 principal amount outstanding 5.125% Senior Notes due 2027 (the “Notes”). A comprehensive description of the terms of the Tender Offer is included in AECOM’s Offer to Purchase, dated July 15, 2025 (the “Offer to Purchase”), and the related Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Offer Documents”).

The following table summarizes the material pricing terms of the Tender Offer, which is being made upon, and is subject to, the terms and conditions set forth in the Offer Documents.

CUSIP Nos	Outstanding Principal Amount	Title of Notes	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
00774CAB3 00774CAA5 U0081CAA0	$997,293,000	5.125% Senior Notes due 2027	4.375% due December 15, 2026	PX4	50 bps

The Tender Offer will expire at 5:00 p.m., New York City time, on July 21, 2025, unless extended or earlier terminated by AECOM (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid unless delivered pursuant to the guaranteed delivery procedures described in the Offer to Purchase at or prior to 5:00 p.m., New York City time, on July 23, 2025 (the “Guaranteed Delivery Date”). Tenders of Notes may be withdrawn any time at or prior to 5:00 p.m., New York City time, on July 21, 2025, by following the procedures described in the Offer to Purchase.

The consideration (the “Total Consideration”) offered for each $1,000 principal amount of the Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield to December 15, 2026, based on the bid-side price of the Reference Security specified in the table above, as quoted on the Bloomberg Bond Trader PX4 page as of 11:00 a.m., New York City time, on July 21, 2025, unless extended or earlier terminated by AECOM. In addition to the Total Consideration, AECOM will also pay accrued and unpaid interest up to, but not including, the Initial Settlement Date (as defined below). The settlement date for Notes validly tendered and not validly withdrawn and accepted for purchase and delivered at or prior to the Expiration Date is expected to be July 22, 2025, the next business day after the Expiration Date (the “Initial Settlement Date”). The settlement date for Notes delivered pursuant to the guaranteed delivery procedures described in the Offer to Purchase is expected to be July 24, 2025, the next business day after the Guaranteed Delivery Date (the “Guaranteed Delivery Settlement Date”). For the avoidance of doubt, accrued interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Tender Offer, whether such Notes are purchased on the Initial Settlement Date or the Guaranteed Delivery Settlement Date.

Holders must validly tender (and not validly withdraw) their Notes at or prior to the Expiration Date, or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or prior to the Expiration Date, and tender their Notes at or prior to the Guaranteed Delivery Date (as defined in the Offer to Purchase), in accordance with the instructions set forth in the Offer to Purchase, in order to be eligible to receive the Total Consideration.

AECOM’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Offer to Purchase, including, among others, AECOM having raised net proceeds from its concurrently commenced offering of $1,000,000,000 in aggregate principal amount of its senior unsecured notes due 2033 (the “New Notes Offering”), which, together with cash on hand or other immediately available funds, are sufficient to fund the purchase of all Notes validly tendered and accepted for purchase in the Tender Offer (such condition, the “Financing Condition”).

In addition, concurrently with the pricing of the New Notes Offering, the Company intends to issue a conditional notice of redemption to the holders of the Notes to redeem any and all Notes that remain outstanding after completion of the Tender Offer at a make-whole redemption price based on a make-whole spread of 50 basis points over the yield of the Reference Security specified above, calculated pursuant to the applicable provisions of the indenture governing the Notes, plus accrued and unpaid interest to, but not including, the date of redemption. The date of redemption is expected to be August 14, 2025 (the “Redemption Date”). The redemption of any and all Notes that remain outstanding after completion of the Tender Offer will be made in accordance with the provisions of the Indenture, and will be conditioned upon the satisfaction of the Financing Condition.

The Tender Offer does not constitute an offer to sell or a solicitation of an offer to buy any securities or other financial instruments that may be issued or otherwise incurred in connection with the New Notes Offering. AECOM reserves the right, subject to applicable law, in its sole discretion, to: (i) waive any and all conditions to the Tender Offer at any time and from time to time; (ii) extend or terminate the Tender Offer; or (iii) otherwise amend the Tender Offer in any respect. AECOM is not soliciting consents from holders of securities in connection with the Tender Offer.

AECOM has retained BofA Securities to act as exclusive Dealer Manager for the Tender Offer. D.F. King and Co., Inc. has been retained to serve as both the tender and information agent (the “Tender and Information Agent”) for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: BofA Securities at debt_advisory@bofa.com (email), (888) 292-0070 (toll free) or (646) 743-2120 (collect). Requests for copies of the Offer to Purchase and other related materials should be directed to D.F. King and Co., Inc. at aecom@dfking.com (email), (888) 887-0082 (U.S. Toll Free), (212) 365-6884 (Banks and Brokers).

Copies of the Offer to Purchase and Notice of Guaranteed Delivery are available at the following web address: www.dfking.com/AECOM.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell with respect to any Notes nor is this announcement an offer to sell or a solicitation of an offer to purchase new debt securities, or a notice of redemption of the Notes. The Tender Offer is being made solely pursuant to the Offer Documents, which set forth the complete terms and conditions of the Tender Offer. The Tender Offer is not being made to, nor will AECOM accept tenders of Notes from, holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

None of AECOM, its affiliates, their respective board of directors, the Dealer Manager, the trustee of the Notes or the Tender and Information Agent makes any recommendation to any holder of Notes in connection with the Tender Offer. Holders must make their own decisions as to whether to tender their Notes and, if so, the principal amount of Notes to tender.

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients’ complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2024.

Cautionary Note Regarding Forward-Looking Statements

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, capital allocation strategy including stock repurchases, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although AECOM believes that the expectations reflected in these forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of these forward-looking statements. Important factors that could cause AECOM’s actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in these forward-looking statements include, but are not limited to, the following: AECOM’s business is cyclical and vulnerable to economic downturns and client spending reductions; potential government shutdowns, changes in administration or other funding directives and circumstances that may cause governmental agencies to modify, curtail or terminate AECOM’s contracts; government contracts are subject to audits and adjustments of contractual terms; long-term government contracts and subject to uncertainties related to government contract appropriations; losses under fixed-price contracts; limited control over operations that run through AECOM’s joint venture entities; liability for misconduct by AECOM’s employees or consultants; changes in government laws, regulations and policies, including failure to comply with laws or regulations applicable to AECOM’s business; maintaining adequate surety and financial capacity; potential high leverage and inability to service AECOM’s debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events, and conflicts; inflation, currency exchange rates and interest rate fluctuations; changes in capital markets and stock market volatility; retaining and recruiting key technical and management personnel; legal claims and litigation; inadequate insurance coverage; environmental law compliance and inadequate nuclear indemnification; unexpected adjustments and cancellations related to AECOM’s backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of AECOM’s Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and any future proceeds owed to us as part of the transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from these forward-looking statements set forth in AECOM’s reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. AECOM does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 william.gabrielski@aecom.com
Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 brendan.ranson-walsh@aecom.com